Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT dated as of December 21, 2007 (this “Amendment”) by and among CRAWFORD & COMPANY, a Georgia corporation (“Crawford”), and CRAWFORD & COMPANY INTERNATIONAL, INC., a Georgia corporation (“International”; International and Crawford are collectively referred to herein as the “Borrowers”, and each individually as a “Borrower”), the LENDERS party hereto (the “Lenders”) and SUNTRUST BANK (“SunTrust”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

WHEREAS, the Borrowers, the Lenders and Administrative Agent are parties to that certain Credit Agreement dated as of October 31, 2006 (as amended and in effect on the date hereof, the “Credit Agreement”);

WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Amendments to Credit Agreement. Subject to satisfaction of the conditions contained in Section 2 below, the parties hereto agree that the Credit Agreement is modified as follows:

(a) The Credit Agreement is hereby amended by adding the following new defined terms to Section 1.1 thereof in the appropriate alphabetic order:

“‘Third Amendment’ shall mean that certain Third Amendment to Credit Agreement dated as of December 21, 2007 among the Borrower, International, the Lenders party thereto and the Administrative Agent.”

“‘Third Amendment Effective Date’ shall mean the date on which the Administrative Agent declares that the Third Amendment is effective pursuant to Section 2 of the Third Amendment.”

(b) The Credit Agreement is hereby further amended by deleting the definition of “Applicable Margin” and replacing it with the following:

“‘Applicable Margin’ shall mean, as of any date, with respect to (a) all Revolving Loans outstanding on any date and the Revolving LC Participation Fee, as the case may be, (i) for the period from the Closing Date to but excluding the Third Amendment Effective Date, the percentage per annum determined by reference to the applicable Leverage Ratio in effect on such date as set forth in Section (a) on Schedule I initially attached hereto, as adjusted and otherwise determined from time to time in accordance with Section 2.16, and (ii) from and after the Third Amendment Effective Date the percentage per annum determined by reference to the applicable Leverage Ratio in effect on such date as set forth in Section (a) on Schedule I attached to the Third Amendment, as adjusted and otherwise determined from time to time in accordance with Section 2.16, (b) all Term Loans outstanding on any date, (i) for the period from the Closing Date to but excluding the Second Amendment Effective Date, 1.50% on Base Rate Loans and 2.50% on LIBO Rate Loans, (ii) for the period from the Second Amendment Date to but excluding the Third Amendment Effective Date the percentage per annum determined by reference to the applicable Leverage Ratio in effect on such date as set forth in Section (b) of Schedule I attached to the Second Amendment, as adjusted and otherwise determined from time to time in accordance with Section 2.16 and (iii) from and after the Third Amendment Effective Date, the percentage per annum determined by reference to the applicable Leverage Ratio in effect on such date as set forth in Section (b) of Schedule I attached to the Third Amendment, as adjusted and otherwise determined from time to time in accordance with Section 2.16.”

(c) Section 6.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 6.1 Leverage Ratio. Crawford will not permit the Leverage Ratio, as at the end of each fiscal quarter of Crawford set forth below, to exceed the ratio set forth opposite such period:

Period	Ratio
Closing Date through and including September 30, 2007	4.25 to 1.00
December 31, 2007 through and including September 30, 2008	3.50 to 1.00
December 31, 2008 through and including September 30, 2009	3.00 to 1.00
December 31, 2009 and thereafter	2.50 to 1.00

(d) Schedule I of the Credit Agreement is hereby deleted and replaced with Schedule I attached hereto.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a) This Amendment, duly executed and delivered by the Borrowers, the Required Lenders, and the Administrative Agent;

(b) A Reaffirmation of Obligations under Loan Documents (the “Reaffirmation”) duly executed by the Borrowers and each other Loan Party, in the form of Exhibit A attached hereto; and

(c) Evidence that all fees and expenses payable to the Administrative Agent, in connection with this Amendment have been paid; and

(d) Such other documents as the Administrative Agent on behalf of the Lenders may reasonably request.

Section 3. Representations. Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a) Authorization. Each Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of each Borrower and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b) Compliance with Laws, etc. The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any government action or violate any applicable law relating to either Borrower; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of either Borrower, or any indenture, agreement or other instrument to which either Borrower is a party or by which they or any of their properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by either Borrower.

(c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof or will exist immediately after giving effect to this Amendment.

Section 4. Reaffirmation of Representations by Borrowers. Each Borrower hereby repeats and reaffirms all representations and warranties made by such Borrower to the Administrative Agent and the Lenders in the Credit Agreement and the other Loan Documents on and as of the date hereof after giving effect to this Amendment with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 5. Release. In consideration of the amendment contained herein, the Borrowers hereby waive and release each of the Lenders, the Administrative Agent and the Issuing Bank from any and all claims and defenses, known or unknown, with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated thereby.

Section 6. Expenses. The Borrowers jointly and severally agree to reimburse the Administrative Agent on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, attorneys’ fees) incurred by it in negotiating, documenting and consummating this Amendment and the transactions contemplated hereby.

Section 7. Effect; Ratification. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and continue to be in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein. The Credit Agreement is hereby ratified and confirmed in all respects. Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment. It is the intention and understanding of the parties hereto that this Amendment shall act as an amendment to the Credit Agreement and shall not act as a novation of the indebtedness evidenced by the Credit Agreement.

Section 8. Miscellaneous. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart and sending the same by telecopier, mail, messenger or courier to the Administrative Agent. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 9. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Credit Agreement to be duly executed as of the date first above written.

BORROWERS

CRAWFORD & COMPANY

By:	/s/ Joseph R. Caporaso
Name:	Joseph R. Caporaso
Title:	Senior Vice President and Treasurer

CRAWFORD & COMPANY INTERNATIONAL, INC.

By:	/s/ Joseph R. Caporaso
Name:	Joseph R. Caporaso
Title:	Vice President and Treasurer

[Signatures Continued on Following Pages]

[Signature page to Third Amendment to Credit Agreement for

Crawford & Company and Crawford & Company International, Inc.]

LENDERS

SUNTRUST BANK, as Administrative Agent, Issuing Bank, as Swingline Lender and as a Lender

By:	/s/ W. Bradley Hamilton
Name:	W. Bradley Hamilton
Title:	Director

Schedule I

APPLICABLE MARGIN AND APPLICABLE PERCENTAGE

(a)	Applicable Margin for Revolving Loans and Applicable Percentage

Pricing Level	Leverage Ratio	Applicable Margin for LIBO Rate Revolving Loans and Revolving LC Participation Fees	Applicable Margin for Base Rate Revolving Loans	Applicable Percentage for Commitment Fee
I	Greater than or equal to 3.25 to 1.00	2.50%	1.50%	0.50%
II	Less than 3.25 to 1.00 but greater than or equal to 2.50 to 1.00	2.25%	1.25%	0.375%
III	Less than 2.50 to 1.00 but greater than or equal to 1.75 to 1.00	1.75%	0.75%	0.375%
IV	Less than 1.75 to 1.00 but greater than or equal to 1.00 to 1.00	1.375%	0.375%	0.375%
V	Less than 1.00 to 1.00	1.00%	0.00%	0.25%

(b)	Applicable Margin for Term Loans

Pricing Level	Leverage Ratio	Applicable Margin for LIBO Rate Term Loans	Applicable Margin for Base Rate Term Loans
I	Greater than 2.50 to 1.00	2.75%	1.75%
II	Less than or equal to 2.50 to 1.00	2.50%	1.50%

EXHIBIT A

REAFFIRMATION OF OBLIGATIONS UNDER LOAN DOCUMENTS

Reference is hereby made to that certain Credit Agreement dated as of October 31, 2006 among Crawford & Company, Crawford & Company International, Inc., the Lenders a party thereto and SunTrust Bank, as Administrative Agent, (as amended and in effect on the date hereof, the “Credit Agreement”; capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Credit Agreement).

Each of the undersigned Loan Parties hereby (i) agrees that the amendments contained in the Third Amendment to Credit Agreement dated as of the date hereof shall not in any way affect the validity and/or enforceability of any Loan Document, or reduce, impair or discharge the obligations of such Person thereunder, (ii) reaffirms its continuing obligations owing to the Administrative Agent and the Lenders under each of the other Loan Document (including, without limitation, the Security Agreement, the Pledge Agreement, the Collateral Assignment Agreement and the Subsidiary Guaranty Agreement) to which such Person is a party, and (iii) confirms that the liens and security interests created by the Loan Documents continue to secure the Obligations.

Each of the undersigned Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders that: (a) the execution and delivery by the Loan Parties of this Reaffirmation is within the power (corporate or otherwise) and authority of the Loan Parties, has been duly authorized and approved by all requisite action on the part of the Loan Parties, and does not and will not contravene, breach or conflict with any provision of applicable law or any of the charter or other organic documents of the Loan Parties, or any indenture, agreement, instrument or undertaking binding on the Loan Parties; (b) this Reaffirmation has been duly executed by the Loan Parties; and (c) the Loan Documents remain in full force and effect and constitute the legal, valid and binding obligations of the Loan Parties, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor’s rights.

This Reaffirmation shall be construed in accordance with and be governed by the law of the State of New York.

IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Reaffirmation of Obligations under Loan Documents as of December 21, 2007.

CRAWFORD & COMPANY

By:	/s/ Joseph R. Caporaso
Name:	Joseph R. Caporaso
Title:	SVP and Treasurer

CRAWFORD & COMPANY INTERNATIONAL, INC.

By:	/s/ Joseph R. Caporaso
Name:	Joseph R. Caporaso
Title:	Vice President and Treasurer

CRAWFORD LEASING SERVICES, INC.
THE PRISM NETWORK, INC.
CALESCO, INC.
CRAWFORD & COMPANY OF NEW YORK, INC.
CRAWFORD & COMPANY HEALTHCARE MANAGEMENT, INC.
RISK SCIENCES GROUP, INC.
QIRRA CUSTOM SOFTWARE, INC.
BROCKLEHURST MILLER, INC.
BROCKLEHURSTS, INC.
DENEFAR LTD.
BROADSPIRE SERVICES, INC.
BROADSPIRE MANAGEMENT SERVICES, INC.
PILLAR SERVICES, INC.
THE GARDEN CITY GROUP, INC.

By:	/s/ Joseph R. Caporaso
Name:	Joseph R. Caporaso
Title:	Treasurer

[Signature page to Crawford / Reaffirmation of Obligations

under Loan Documents dated as of December 21, 2007]

E-TRIAGE.COM, INC.

By:	/s/ R. Eric Powers, III
Name:	R. Eric Powers, III
Title:	Vice President & Secretary

CRAWFORD & COMPANY, L.P.

By:	CRAWFORD & COMPANY,
as General Partner

By:	/s/ Joseph R. Caporaso
Name:	Joseph R. Caporaso
Title:	SVP & Treasurer

CRAWFORD HEALTHCARE MANAGEMENT OF NORFOLK AND BALTIMORE, INC.
CRAWFORD S&R, INC.

By:	/s/ W. L. Beach
Name:	W. L. Beach
Title:	Vice President & Secretary

[Signature page to Crawford / Reaffirmation of Obligations

under Loan Documents dated as of December 21, 2007]

CRAWFORD & COMPANY OF ILLINOIS

By:	/s/ David Stouffer
Name:	David Stouffer
Title:	Vice President

CRAWFORD & COMPANY OF FLORIDA

By:	/s/ Ronald E. Smith
Name:	Ronald E. Smith
Title:	President

CRAWFORD & COMPANY EMPLOYMENT SERVICES, INC.

By:	/s/ Matt C. Wilkinson
Name:	Matt C. Wilkinson
Title:	President

CRAWFORD & COMPANY OF CALIFORNIA

By:	/s/ Jeffrey Van Fleet
Name:	Jeffrey Van Fleet
Title:	President